Exhibit 99.1

Unusual Machines Appoints FPV Drone Expert Andrew Camden as Chief Operating Officer

SAN JUAN, PUERTO RICO – March 7, 2024 (ACCESSWIRE) – Unusual Machines, Inc. (NYSE American: UMAC) (“Unusual Machines” or the “Company”), a drone and drone components manufacturer, announced today the appointment of First-Person View (“FPV”) drone expert Drew Camden as its Chief Operating Officer.

Camden’s ascent in the drone industry began with his captivating FPV Freestyle videos on YouTube. Appointed President of Rotor Riot in 2018, Camden diversified the Rotor Riot by expanding media production and adding e-commerce. Camden established Rotor Riot’s first formal headquarters in Orlando, transformed retail operations, and launched a line of ready-to-fly FPV freestyle drones, positioning Rotor Riot for acquisition by Red Cat Holdings in 2020. Since that time, he has continued to lead Rotor Riot, generating a remarkable 50% year-over-year average revenue growth.

“Drew’s has demonstrated himself as a business leader with his hands on management driving the continued rapid growth of Rotor Riot,” said Allan Evans, CEO of Unusual Machines. “His appointment as COO is a testament to his outstanding leadership qualities and will let us gain the advantage of his work ethic and expertise across the entire business. We are confident that with Drew’s contribution to the team, Unusual Machines will be able to expand and effectively serve a much larger portion of the drone industry.”

Prior to his work in the drone industry, Camden earned a bachelor’s degree in Engineering Physics from Tulane University and worked as an engineer for General Motors.

Camden expressed his enthusiasm about the new role, stating, “I am excited to join Unusual Machines as Chief Operating Officer. I get to work with a great team on an ambitious plan. The job will be a test of all the skills I have developed while at Rotor Riot. Working in the Automotive Industry early in my career has given me a preview of the maturity that we can bring to the American Drone Industry.”

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar US drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including Unusual Machine’s future expansion and becoming a dominant tier-1 supplier to the drone industry. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include our ability to select, negotiate and close any acquisition targets, the sufficiency of our cash resources and future stock price, our ability to enhance our existing products, develop new products and create new services for our customers and future customers, and the risk factors contained in our final Prospectus filed with the Securities and Exchange Commission. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

Dave Gentry

RedChip Companies

1-407-491-4498

1-800-733-2447

UMAC@redchip.com

SOURCE: Unusual Machines, Inc.